As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1680 Capital One Drive McLean, Virginia 22102	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

CAPITAL ONE FINANCIAL CORPORATION

AMENDED AND RESTATED ASSOCIATE STOCK PURCHASE PLAN

(Full Title of the Plan)

John G. Finneran, Jr., Esq.

General Counsel and Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

(Name and Address of Agent For Service)

(703) 720-1000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	5,000,000 shares	$41.16	$205,800,000	$8,087.94

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and similar transactions, and any other securities with respect to which the outstanding Shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on May 29, 2008, which was $48.42 multiplied by 85% (the percentage of the trading purchase price applicable to purchases under the Amended and restated Associate Stock Purchase Plan).

INTRODUCTION

This Registration Statement on Form S-8 is filed by Capital One Financial Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to an additional 5,000,000 shares of the Company’s Common Stock, par value $.01, (the “Common Stock”), to be issued under the Capital One Financial Corporation Amended and Restated Associate Stock Purchase Plan (the “ASPP”). The Company previously filed a Form S-8 (File No. 333-100488) registering 3,000,000 shares of Common Stock under the ASPP on October 10, 2002.

As discussed more fully in the Company’s definitive proxy materials for the Company’s 2008 Annual Stockholder Meeting, the 5,000,000 shares of Common Stock registered on this Form S-8 are being added to the reserve of shares available under the ASPP pursuant to certain amendments thereto. These amendments were approved by the Company’s stockholders on April 24, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Item 2.    Registrant Information and Employee Plan Annual Information.

The information required in Part I of this Registration Statement is included in prospectuses for the ASPP that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The following documents, heretofore filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 10-K, dated February 29, 2008, relating to the fiscal year ended December 31, 2007;

(b) The Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 9, 2008;

(c)  The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 17, 2008 and April 29, 2008;

(d)  The descriptions of the Registrant’s Common Stock which are contained in the registration statements on Form 8-A dated October 17, 1994 and November 16, 1995 by the Registrant to register such securities under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions; and

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

John G. Finneran, Jr., Esq., General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5.1, may participate in the Plan and currently holds 77,940 shares of Common Stock, vested options to purchase an additional 313,627 shares of Common Stock and unvested options to purchase an additional 230,157 shares of Common Stock, issued under the Registrant’s 1994 and 2004 Stock Incentive Plans.

Item 6.    Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “GCL”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding, civil or criminal, by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

Article XI of the Registrant’s Restated Certificate of Incorporation and Section 6.7 of the Registrant’s Restated Bylaws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

Under Article X of the Registrant’s Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant also maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

The Plan provides for indemnification of each member of the committee and the Registrant’s Board of Directors responsible for administering the Plan, as well as each other director, employee or consultant of the Registrant to whom any power or duty relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

Exhibit No	Document

4.1	Capital One Financial Corporation 2002 Associate Stock Purchase Plan

4.2	Restated Certificate of Incorporation of the Registrant

4.3	Restated Bylaws of the Registrant

5.1	Opinion of John G. Finneran, Jr., General Counsel and Corporate Secretary of the Registrant, regarding the validity of the securities being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of John G. Finneran, Jr., General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9.    Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 29 day of May, 2008.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act , this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints John G. Finneran, Jr. and Stephen T. Gannon, as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Richard D. Fairbank Richard D. Fairbank	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 29, 2008

/s/ Gary L. Perlin Gary L. Perlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 29, 2008

/s/ Edward R. Campbell Edward R. Campbell	Director	May 28, 2008

/s/ W. Ronald Dietz W. Ronald Dietz	Director	May 28, 2008

/s/ Patrick W. Gross Patrick W. Gross	Director	May 28, 2008

/s/ Ann Fritz Hackett Ann Fritz Hackett	Director	May 28, 2008

/s/ Lewis Hay, III Lewis Hay, III	Director	May 28, 2008

/s/ Pierre E. Leroy Pierre E. Leroy	Director	May 28, 2008

/s/ Mayo A. Shattuck, III Mayo A. Shattuck, III	Director	May 28, 2008

/s/ Bradford H. Warner Bradford H. Warner	Director	May 28, 2008

/s/ Stanley I. Westreich Stanley I. Westreich	Director	May 28, 2008

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Capital One Financial Corporation 2002 Associate Stock Purchase Plan	*

4.2	Restated Certificate of Incorporation of the Registrant	Filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K, filed August 28, 2007, and incorporated herein by reference.

4.3	Restated Bylaws of the Registrant	Filed as Exhibit 3.2 to the Registrant’s Report on Form 8-K, filed August 28, 2007, and incorporated herein by reference.

5.1	Opinion of John G. Finneran, Jr., General Counsel and Corporate Secretary of the Registrant, regarding the validity of the securities being registered	*

23.1	Consent of Ernst & Young LLP, Independent Auditors	*

23.2	Consent of John G. Finneran, Jr., General Counsel and Corporate Secretary of the Registrant	* (Included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.